UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 21, 2010

Cascade Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-25286 (Commission File Number)	91-1661954 (I.R.S. Employer Identification No.)
2828 Colby Avenue Everett, Washington (Address of principal executive offices)	98201 (Zip Code)
Registrant’s telephone number, including area code: (425) 339-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01  Other Events

On October 21, 2010, Cascade Financial Corporation (the “Company”), issued a press release announcing that it has successfully completed a series of balance sheet restructuring transactions which will immediately put the Company and the Bank in an improved financial position including increased capital ratios and increased net interest margin.  The transactions included the restructuring of the Company’s securities portfolio, prepayment and/or modification of the Company’s Federal Home Loan Bank (FHLB) advances, and the purchase of interest rate caps to hedge against rising rates. A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASCADE FINANCIAL CORPORATION
(Registrant)
October 21, 2010	/s/ Carol K. Nelson
(Date)	Carol K. Nelson President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 21, 2010.